UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 17, 2008

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 2-27612	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(A)	On October 17, 2008, the board of directors of FPL Group, Inc. (FPL Group or Company) adopted several amendments to FPL Group's Bylaws, effective immediately. The amendments relate to the following:
(i)

The existing provisions requiring that shareholders provide advance notice to FPL Group in order to make nominations of persons for election to the board of directors or other proposals at shareholder meetings were amended to provide that any shareholder who submits a nomination for election to the board of directors or a shareholder proposal of any other business for consideration at any shareholder meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended) must provide, within a specified period in advance of the meeting, certain information, including:

°

information about all direct and indirect holdings and other interests of the shareholder, and any beneficial owner on whose behalf the nomination or proposal is made, in the Company's securities, including:

•

a description of any options, warrants, convertible securities, stock appreciation rights or other derivative instruments described in the amendments, and any other direct or indirect opportunity to profit from any increase or decrease in the value of the Company's shares

			•	any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder and any such beneficial owner has voting rights
			•	any short interest in any Company security
			•	any right to dividends on Company shares separate or separable from the underlying shares
•

any proportionate interest in Company shares or derivative instruments held by any entity in which the shareholder and such beneficial owner is, or owns an interest in, a general partner, a managing member, or another entity that serves in such a management capacity

•

any performance-related fees that the shareholder and beneficial owner is entitled to based on any increase or decrease in the value of the Company's shares or derivative instruments, including any interests held by affiliates or entities or persons with whom the shareholder is acting in concert

°

all other information that would be required to be disclosed in a proxy statement in connection with a proxy solicitation with respect to the election or proposal, including information that would be required to be disclosed under SEC Rule 404 (regarding transactions with related persons) if the shareholder making the nomination were the "registrant" and the nominee were a director or executive officer of the "registrant."

In addition, the existing definition of "public announcement" for purposes of the advance notice provisions was expanded to include posting on the Company's website.
	(ii)	A provision was added requiring that all new nominees for director (including both those nominated by shareholders and those nominated by the board) must submit:
		°	a completed questionnaire with respect to their background and qualifications
		°	the following agreements:
•

not to enter into any undisclosed arrangement as to how such person will vote as a director or any voting commitment which could interfere with the person's ability to comply with his or her fiduciary duties

			•	not to become party to any undisclosed arrangement to provide the person with compensation, reimbursement or indemnification in connection with the person's board service
			•	to comply with applicable law and all applicable corporate governance, business conduct, ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership policies
(iii)

The existing provisions relating to indemnification of certain individuals with respect to legal proceedings and the advancement of expenses with respect thereto were amended to clarify, among other things, that such provisions are applicable to both current and former officers, directors and other indemnified persons, and that no subsequent modification of the Bylaws can adversely impact any such officer, director or other indemnified person.

A copy of the amendments to the FPL Group Bylaws is attached hereto as Exhibit 3(ii)a and is incorporated by reference herein.
(B)	On October 17, 2008 the board of directors of Florida Power & Light Company (FPL) adopted several amendments to FPL's Bylaws, effective immediately. The amendments relate to the following:
(i)

The existing provisions relating to indemnification of certain individuals with respect to legal proceedings and the advancement of expenses with respect thereto were amended to clarify, among other things, that such provisions are applicable to both current and former officers, directors and other indemnified persons, and that no subsequent modification of the Bylaws can adversely impact any such officer, director or other indemnified person.

A copy of the amendments to the FPL Bylaws is attached hereto as Exhibit 3(ii)b and is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
Exhibit Number	Description	FPL Group	FPL

3(ii)a	Amendments dated October 17, 2008 to the FPL Group, Inc. Bylaws	x
3(ii)b	Amendments dated October 17, 2008 to the Florida Power & Light Company Bylaws		x

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY
(Registrants)
Date: October 21, 2008

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc. Vice President, Accounting and Chief Accounting Officer of Florida Power & Light Company (Principal Accounting Officer of the Registrants)